                                                          Exhibit (c)(1)


                     STOCK PURCHASE AGREEMENT


           Henkel of America, Inc., a corporation organized under the laws of the State of New York ("Buyer"), and each of the selling stockholders listed on Schedule A hereto (each a "Seller"), in consideration of, and subject to, the terms, conditions, representations, warranties and covenants herein contained, hereby agree as of the 23rd day of May, 1985 as follows:

           Section 1. Sale and Purchase. Each Seller agrees to sell to Buyer, and Buyer agrees to purchase from each Seller, the number of shares of common stock, no par value, of Loctite Corporation, a corporation organized under the laws of the State of Connecticut (the "Company"), set forth opposite the name of such Seller on Schedule A hereto (collectively the "Shares"). The purchase price for the Shares shall be $35 per Share in cash.

           Section 2. Closing. On a date three business days following satisfaction of the conditions set forth in Sections 5(b) and 6(b) hereof, or such later date as may be satisfactory to the parties, (a) Sellers shall cause to be delivered to Buyer certificates representing the Shares, registered in the name of Buyer or its nominee, together with (i) evidence satisfactory to Buyer as to the payment of any necessary stock transfer taxes, and (ii) an opinion of Day, Berry & Howard, counsel for the

Company, to the effect that the shares evidenced by such certificates have been validly issued and are fully paid and non-assessable, and (b) Buyer shall cause to be deposited into an account designated on three days' notice by the Sellers New York Clearing House Funds in the amount of the purchase price set forth in Section 1 hereof.

           Section 3.  Representations and Warranties of Buyer.
Buyer represents and warrants to and for the benefit of Sellers as follows:

           (a) Buyer has all requisite corporate power to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof.

           (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby in accordance with the terms hereof (i) results or will result in a material breach of, or constitutes or will constitute a material default under, any agreement or other undertaking to which Buyer is a party or by which Buyer may be bound, or (ii) results or will result in a material violation of any order, writ, injunction, decree or award of any court or governmental authority to which Buyer may be subject, or (iii) results or will result in a material violation of any Federal or state law, statute, ordinance, rule or regulation applicable to Buyer.

           Section 4.  Representations and Warranties of Sellers.
Each of the Sellers represents and warrants to and for the benefit of Buyer as follows:

           (a) The authorized capital stock of the Company consists of 12,000,000 shares of common stock, no par value, of which 9,021,021 shares are issued and outstanding and no shares are held in treasury.

           (b) Such Seller owns the Shares indicated on Schedule A hereto, free and clear of any liens, charges, claims or encumbrances, and has all requisite authority to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Shares have been validly issued, and are fully paid and non-assessable.

           (c) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby in accordance with the terms hereof (i) results or will result in a material breach of, or constitutes or will constitute a material default under, any agreement or other undertaking to which such Seller is a party or by which such Seller may be bound, or (ii) results or will result in a material violation of any order, writ, injunction, decree or award of any court or governmental authority to which such Seller may be subject, or (iii) results or will result in a material violation of any Federal or state law, statute, ordinance, rule or regulation applicable to such Seller.

           (d) To the best of such Seller's knowledge, each of the balance sheets (including any related notes and schedules) included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1984 and Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1984, December 31, 1984 and March 31, 1985 (collectively, the "Company Reports") fairly presents the consolidated financial position of the Company as of its date, and the other financial statements (including any related notes and schedules) included in the Company Reports fairly present the consolidated results of operations or other information included therein of the Company for the periods or as of the dates therein set forth, subject, where appropriate, to normal year-end adjustments, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved. To the best of such Seller's knowledge, none of the Company Reports (i) contained, as of its date, either any untrue statement of a material fact or any projection, statement of intention or opinion that was without a reasonable basis or was not made in good faith, or (ii) omitted, as of its date, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of such Seller's knowledge, since June 30, 1984, there has not been any material adverse change in the financial condition, properties or businesses of the Company and its subsidiaries taken as a whole.

           Section 5. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

           (a) The representations and warranties contained in
      Section 4 hereof shall be true and correct on and as of the date of closing with the same effect as though made on and as of the date of closing, and each Seller shall have complied with all agreements and conditions contained herein required to be complied with by such Seller on or before the date of closing, and Buyer shall have received a certificate, dated as of the date of the closing, signed by Robert H. Krieble to such effect.

           (b) There shall have been filed all reports and satisfied all requests for additional information pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules thereunder, and the applicable waiting periods shall have expired.

           Section 6. Conditions to Obligations of Each Seller.
The obligation of each Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of the following conditions:

           (a) The representations and warranties contained in
      Section 3 hereof shall be true and correct on and as of the date of closing with the same effect as though made on and as of the date of closing, and Buyer shall have complied with all agreements and conditions contained herein required to be complied with by Buyer on or before the date of closing and Sellers shall have received a certificate, dated the date of closing, signed by an authorized officer of Buyer to such effect.

           (b) There shall have been filed all reports and satisfied all requests for additional information pursuant to the H-S-R Act, and the rules thereunder, and the applicable waiting periods shall have expired.

           Section 7.  Further Assurances; Right of First Refusal.

           (a) Buyer and each Seller agree to cooperate fully with each other in connection with any steps to be taken to consummate the transactions contemplated hereby in accordance with the terms hereof. Without limiting the generality of the foregoing, Buyer and each Seller agree to use its best efforts to satisfy those conditions set forth in Section 5 and 6 hereof that are to be satisfied by it.

           (b) Each Seller hereby grants to Buyer a right of first refusal with respect to all shares of common stock, no par value, of the Company (other than Shares) now owned by such Seller, on the following terms and conditions:

                (i) Any Seller proposing to sell or otherwise dispose of any such shares prior to May 23, 1998 shall deliver written notice ("Seller's Notice") of the proposed disposition (including the identity of the transferee, evidence reasonably satisfactory to Henkel that the proposed transaction is being conducted on an arms' length basis, all of the material terms thereof and the Seller's address for purpose of Henkel's Notice, as hereinafter defined) to Henkel, 600 Madison Avenue, New York, New York (with copy to Alan Appelbaum, Esq., Cleary, Gottlieb, Steen & Hamilton, 1 State Street Plaza, New York, New York).

                (ii) For a period of 30 days after receipt of Seller's Notice, Henkel shall have the option, exercisable by written notice ("Henkel's Notice") delivered to such Seller, to purchase from such Seller any or all of the shares proposed to be disposed of by such Seller, for a cash consideration per share equal to the fair market value of the consideration reflected in Seller's Notice. Any such purchase shall be consummated within 30 days of delivery of Henkel's Notice.

                (iii) If Henkel fails to exercise such option (or shall exercise such option as to less than all such shares), such Seller shall be permitted until the sixtieth day following receipt by Henkel of Seller's Notice, to dispose of any such shares as to which Henkel did not exercise its option, but only on the terms and to the transferee reflected in Seller's Notice. Any such shares not so disposed of shall again be subjected to the provisions of this Section.

                (iv) Each Seller agrees to cause the certificates representing shares subject to the right of first refusal stamped at the closing with a legend satisfactory to Henkel reflecting the existence of this right of first refusal.

                (v) Transfers on death of a Seller and transfers among Sellers shall not constitute dispositions within the meaning of this Section 7(b) provided that each transferee deliver written acknowledgment to Henkel that such transferee is bound by the terms and provisions of this Section 7(b) with, respect to all shares so transferred.

           Section 8. Miscellaneous. This Agreement constitutes the entire agreement between the parties with respect to the purchase by Buyer and the sale by Sellers of the Shares, and supersedes all previous written, oral or implied understandings between them with respect to such matters. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. All agreements, covenants, representations and warranties contained herein, or in any certificate or other document delivered pursuant hereto, shall survive the execution and delivery of this Agreement, the sale and delivery to Buyer of the Shares and any investigation at any time made by Buyer or on Buyer's behalf. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall terminate in all respects if the closing has not occurred on or before May 23, 1986, provided that each party shall retain any rights arising out of a breach prior to such termination.

           IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement as of the date first above written.

                               HENKEL OF AMERICA, INC.

                                 /s/ Helmut Sihler
                               -----------------------------------
                               By Helmut Sihler, Chairman


                               SELLERS LISTED ON SCHEDULE A HERETO
                               [other than Gladys V.K. Delmas]

                                 /s/ William G. DeLana
                               -----------------------------------
                               By William G. DeLana
                                  Attorney-in-Fact


                               GLADYS V.K. DELMAS

                                 /s/ Joseph C. Mitchell
                               -----------------------------------
                               By Joseph C. Mitchell
                                  Attorney-in-Fact

                            SCHEDULE A


Individuals                                       Number of Shares

      Robert H. Krieble                                431,843
      Nancy B. Krieble                                 297,101
      Laura C. Krieble                                  36,800
      Gladys V.K. Delmas                               428,105
      Frederick B. Krieble                              53,992
      Collette C. Krieble                                4,624
      J. Peter Fusscas                                   5,492
      Helen K. Fusscas                                  32,937

Custodial

      Frederick B. Krieble, Custodian
        for Robert Kriebel Krieble                       2,003

      Frederick B. Krieble, Custodian
        for Daniel Coty Krieble                            827

      James P. Fusscas, Custodian
        for Christopher Peter Fusscas                    4,148

      James P. Fusscas, Custodian
        for Frederick James Fusscas                      3,894

      James P. Fusscas, Custodian
        for Amanda Cassel Fusscas                        3,894

Trusts

      Vernon K. Krieble Trust under
      Agreement dated 7/14/56                          334,584

      Robert H. Krieble Trust under
      Agreement dated 7/14/56                          117,274

      Vernon K. Krieble Trust under Will               130,236

      Jean P. Delmas Trust under
      Agreement dated 9/28/64                           53,184

      Laura C. Krieble Trust under
      Agreement dated 1/14/71 for benefit
      of Frederick B. Krieble                           11,538

      Laura C. Krieble Trust under
      Agreement dated 1/14/71 for benefit
      of Helen K. Fusscas                               12,452

      Robert H. Krieble Trust under
      Agreement dated 1/9/74 for benefit
      of Christopher Peter Fusscas                       1,179

SCHEDULE A - page 2

Trusts (continued)                                Number of Shares

      Robert H. Krieble Trust under
      Agreement dated 1/9/74 for benefit
      of Amanda Cassel Fusscas                           1,179

      Robert H. Krieble Trust under
      Agreement dated 1/9/74 for benefit
      of Frederick James Fusscas                         1,179

      Robert H. Krieble and Nancy B.
      Krieble Trusts under Agreement
      dated 5/14/79 for benefit of
      Fusscas grandchildren                              5,083

      Laura C. Krieble Trust under
      Agreement dated 8/10/79 for
      benefit of great-grandchildren
      (Christopher Peter Fusscas,
      Amanda Cassel Fusscas and
      Frederick James Fusscas)                           3,297

      Robert H. Krieble and Nancy B.
      Krieble Trust under Agreement
      dated 8/8/84 for benefit of
      Daniel Coty Krieble                                3,739

      Robert H. Krieble and Nancy B.
      Krieble Trust under Agreement
      dated 8/8/84 for benefit of
      Robert Kriebel Krieble                             2,754

      Robert H. Krieble and Nancy B.
      Krieble Trust under Agreement
      dated 11/6/84 for benefit of
      Frederick James Fusscas                              354

      Robert H. Krieble and Nancy B.
      Krieble Trust under Agreement
      dated 11/6/84 for benefit of
      Amanda Cassel Fusscas                                354

      Robert H. Krieble and Nancy B.
      Krieble Trust under Agreement
      dated 11/6/84 for benefit of
      Christopher Peter Fusscas                            354

SCHEDULE A - page 3

Corporations                                      Number of Shares

      Management I, Limited                             36,016
      Management II, Limited                           115,444

Foundation

      The Vernon K. Krieble Foundation
      Incorporated                                     122,390
                                                     ---------

Total shares                                         2,258,250

                                                          Exhibit 3


               AMENDMENT TO STOCK PURCHASE AGREEMENT


           This Amendment is made as of the 11th day of October, 1985, among Henkel Corporation, as assignee of Henkel of America, Inc., and each of the selling stockholders listed on Schedule A to the Stock Purchase Agreement dated as of May 23, 1985 (the "Agreement")

           Whereas, the parties continue to believe that the sale and purchase contemplated by the Agreement will be completed;

           Whereas, the parties to the Agreement have heretofore complied with the Agreement;

           Now, therefore, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

           1. The last sentence of Section 1 of the Agreement is hereby amended to read as follows: "The purchase price for the Shares shall be $35 per Share plus (i) an amount equal to 1/365 of 5% thereof for each day occurring after September 17, 1985, but before the day of the closing contemplated in Section 2 hereof and (ii) an amount equal to the last dividend paid per Share prior to the day of the closing times a fraction, the numerator of which is the number of days after the day such last dividend was payable through the day of the closing and the denominator of which is the number of days after such last dividend was payable through the day of payment of the dividend next payable after the day of the closing. The portion of the purchase price for the Shares described in clause (i) of the preceding sentence hereof shall be paid in installments on the 18th day of each month prior to the day of the closing and on the day of the closing by depositing into an account designated by Sellers New York Clearing House Funds in the amount of such installments."

           2. Section 2 of the Agreement is hereby amended by adding the following at the end of it: "If the closing contemplated in this Section 2 has not occurred on or before December 18, 1985 because of the existence of an injunction against the sale and purchase contemplated in Section 1 hereof, then on December 18, 1985 (i) Sellers shall deposit into an account designated by Buyers New York Clearing House Funds equal to one quarter of the installments of the purchase price theretofore paid to Seller on October 18, 1985 and November 18, 1985 pursuant to Section 1 of this Agreement as amended, with the result that Sellers shall have retained an aggregate amount equal to 1/365 of 2.5% times the number of Shares for each day occurring after September 17, 1985 but before December 18, 1985; and (ii) Buyer and a representative or representatives of Sellers shall meet at a mutually convenient location in the United States to discuss appropriate further steps to be taken in light of such injunction."

           3. All representations, warranties and the other covenants and agreements of the parties hereto in the Agreement are hereby confirmed to the same extent as if made on the date hereof.


                               HENKEL CORPORATION


                               By
                                 --------------------------------
                                 Its


                               SELLERS LISTED ON SCHEDULE A TO
                               AGREEMENT [other than Gladys V.
                               K. Delmas]


                               By
                                 --------------------------------


                               GLADYS V. K. DELMAS


                               By
                                 --------------------------------


                                2